UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

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☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

BITSTREAM INC.
(Name of Registrant as Specified in Its Charter)

RAGING CAPITAL FUND, LP RAGING CAPITAL FUND (QP), LP RAGING CAPITAL MANAGEMENT, LLC WILLIAM C. MARTIN RAUL K. MARTYNEK KENNETH H. TRAUB JAMES A. WASKOVICH
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 19, 2010

RAGING CAPITAL FUND, LP

March [    ], 2010

Dear Fellow Stockholder:

Raging Capital Fund, LP, a Delaware limited partnership (“Raging Capital” or “we”), and the other participants in this solicitation, are the beneficial owners of an aggregate of 846,902 shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of Bitstream Inc., a Delaware corporation (“BITS” or the “Company”), representing approximately 8.5% of the outstanding Common Stock of the Company.  For the reasons set forth in the attached Proxy Statement, we do not believe the Board of Directors of the Company is acting in the best interests of its stockholders.  We are therefore seeking your support at the annual meeting of stockholders (the “Annual Meeting”) scheduled to be held at [                            ] on [                         ] at [  ]:[   ] [ ].m., local time, for the following:

1.	to elect Raging Capital’s slate of three director nominees to the Company’s Board of Directors in opposition to three of the Company’s incumbent directors; and

2.	to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Through the attached Proxy Statement, we are soliciting proxies to elect not only our three director nominees, but also the candidates who have been nominated by BITS other than [           ], [          ] and [          ].  This gives stockholders the ability to vote for the total number of directors up for election at the Annual Meeting.  The names, backgrounds and qualifications of BITS’ nominees, and other information about them, can be found in the Company’s proxy statement.  There is no assurance that any of BITS’ nominees will serve as directors if our nominees are elected.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the stockholders on or about [          ], 2010.

If you have already voted a proxy card furnished by the Company’s management, you have every right to change your votes by signing, dating and returning a later dated proxy.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC, which is assisting us, at their address and toll-free numbers listed on the following page.

Thank you for your support, William C. Martin Managing Member Raging Capital Management, LLC

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Raging Capital’s proxy materials, please contact Okapi Partners LLC at the phone numbers or email listed below.
780 Third Avenue, 30th Floor
New York, N.Y. 10017
(212) 297-0720
Stockholders Call Toll-Free at: (877) 285-5990
Email: info@okapipartners.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The attached Proxy Statement and GOLD proxy card are available at www.[             ]

ANNUAL MEETING OF STOCKHOLDERS
OF
BITSTREAM INC.
_________________________

PROXY STATEMENT
OF
RAGING CAPITAL FUND, LP

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Raging Capital Fund, LP, a Delaware limited partnership (“Raging Capital” or “we”), together with the other participants in this solicitation, is one of the largest stockholders of Bitstream Inc., a Delaware corporation (“BITS” or the “Company”).  We are writing to you in connection with the election of three director nominees to the Board of Directors of BITS (the “Board”) at the annual meeting of stockholders scheduled to be held at [                            ] on [                         ] at [  ]:[   ] [ ].m., local time, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”).  This proxy statement (the “Proxy Statement”) and the enclosed GOLD proxy card are first being furnished to stockholders on or about [           ], 2010.

This Proxy Statement and the enclosed GOLD proxy card are being furnished to stockholders of BITS by Raging Capital in connection with the solicitation of proxies from the Company’s stockholders for the following:

1.
to elect Raging Capital’s director nominees, Raul K. Martynek, Kenneth H. Traub and James A. Waskovich (the “Nominees”), to serve as directors of BITS, in opposition to the Company’s incumbent directors whose terms expire at the Annual Meeting; and

2.	to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

This Proxy Statement is soliciting proxies to elect not only our three director nominees, but also the candidates who have been nominated by BITS other than [           ], [          ] and [           ].  This gives stockholders who wish to vote for our three nominees the ability to vote for a full slate of six nominees.

Raging Capital, Raging Capital Fund (QP), LP, a Delaware limited partnership (“Raging QP”), Raging Capital Management, LLC, a Delaware limited liability company (“Raging Management”), William C. Martin (“Mr. Martin” and, together with Raging Capital, Raging QP and Raging Management, the “Raging Parties”), Raul K. Martynek, Kenneth H. Traub and James A. Waskovich are members of a group formed in connection with this proxy solicitation and are deemed participants in this proxy solicitation.

BITS has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as [              ], 2010 (the “Record Date”).  The mailing address of the principal executive offices of BITS is 500 Nickerson Road, Marlborough, Massachusetts 01752-4695.  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to BITS, as of the Record Date, there were [        ] shares of Class A Common Stock, par value $0.01 per share (the “Shares”), outstanding and entitled to vote at the Annual Meeting.  As of the Record Date, Raging Capital, along with all of the participants in this solicitation, were the beneficial owners of an aggregate of [         ] Shares, which represents approximately [    ]% of the Shares outstanding.  The participants in this solicitation intend to vote such Shares for the election of the Nominees as described herein.

THIS SOLICITATION IS BEING MADE BY RAGING CAPITAL AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF BITS.  RAGING CAPITAL IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, WHICH RAGING CAPITAL IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

RAGING CAPITAL URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF ITS NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY BITS’ MANAGEMENT TO THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF RAGING CAPITAL’S NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO RAGING CAPITAL, C/O OKAPI PARTNERS LLC, WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF BITS, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our GOLD proxy card are available at www.[             ]

IMPORTANT

Your vote is important, no matter how many or how few Shares you own.  We urge you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of our Nominees.

•	If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to Raging Capital, c/o Okapi Partners LLC, in the enclosed envelope today.

•
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your Shares on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to Raging Capital.  Remember, you can vote for our three independent nominees only on our GOLD proxy card.  So please make certain that the latest dated proxy card you return is the GOLD proxy card.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Raging Capital’s proxy materials, please contact Okapi Partners LLC at the phone numbers or email listed below.
780 Third Avenue, 30th Floor
New York, N.Y. 10017
(212) 297-0720
Stockholders Call Toll-Free at: (877) 285-5990
Email: info@okapipartners.com

BACKGROUND TO SOLICITATION

❖	We made our first investment in Shares of BITS in May 2006 and currently own approximately 8.5% of the outstanding Shares.

❖
On December 18, 2008, we delivered a letter to the Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”) recommending that Mr. Martin be considered for appointment to the Board.   At the time, we owned approximately 7.5% of the outstanding Shares.  In the letter, we noted our significant long-term investment in the Company and discussed Mr. Martin’s extensive qualifications in building and investing in technology businesses, which we believed could help catalyze the realization of a number of timely and compelling market opportunities that were available to the Company.  We also expressed our desire for fresh perspectives and new expertise on the Board and requested the opportunity to meet with the Nominating Committee to discuss the foregoing.

❖	On January 22, 2009, Mr. Martin met with Amos Kaminski, the Chairman of the Nominating Committee, for lunch in New York, New York to discuss Mr. Martin’s qualifications as a potential Board member.

❖	On May 14, 2009, Mr. Martin met with the entire Board for breakfast in Cambridge, Massachusetts.

❖
On February 1, 2010, we sent an email to Anna M. Chagnon, the President and Chief Executive Officer of the Company, indicating that we had identified a number of strong candidates for election as directors, i.e., the Nominees, that we believe would add value to the Board.

❖
On February 8, 2010, Mr. Martin had a telephone conversation with Ms. Chagnon and Mr. Kaminski to discuss our February 1, 2010 email and the qualifications of the Nominees.  During the call, Ms. Chagnon and Mr. Kaminski informed us that they were not interested in adding Mr. Martin to the Board but would consider the Nominees.  This was the first time the Company directly responded to our recommendation to add Mr. Martin to the Board.  After the call, Mr. Martin sent Ms. Chagnon and Mr. Kaminski biographical and contact information for each of the Nominees.

❖
On February 19, 2010, we received an email from Ms. Chagnon notifying us that the Board had increased the size of the Board from five to six directors and appointed Jonathan Kagan to fill the resulting vacancy.  Ms. Chagnon noted that a formal announcement would be made on February 22, 2010.

❖
On February 22, 2010, the Company issued a press release announcing the appointment of Mr. Kagan to the Board.  To date, the Company has failed to file a Form 8-K with the SEC disclosing the appointment of Mr. Kagan and other related information required by applicable securities laws.

❖
On February 26, 2010, we delivered a formal nomination letter to the Secretary of BITS nominating the Nominees for election to the Board at the Annual Meeting.  Simultaneously with the submission of the nomination letter, we also delivered a letter to Ms. Chagnon questioning whether the Nominees, who were initially recommended by us as potential candidates to the Nominating Committee, were seriously considered by the Company.  In the letter, we also stated that our nomination of the Nominees was necessary given the approaching deadline for stockholders to nominate directors and that it was our hope that an amicable resolution to this matter involving a meaningful reconstitution of the Board could be reached.

❖
During March 2010, we engaged in various discussions with Ms. Chagnon and Mr. Kaminski regarding a framework for a potential settlement involving a reconstitution of the Board.  To date, no agreement or understanding has been reached by the parties regarding a settlement.

*      *      *      *

REASONS FOR THE SOLICITATION

As one of the largest stockholders of BITS, we have serious concerns about the ability of the incumbent Board to effectively oversee the changes we believe are necessary in order to maximize stockholder value.  We are seeking to elect our Nominees who are committed to bringing a fresh perspective and much needed accountability to the Board.  We are not seeking control of the Board.  If elected, our Nominees will, subject to their fiduciary duties as directors, endeavor to work with the other members of the Board to explore all growth opportunities for the Company’s technologies and take all other actions necessary to maximize stockholder value.

We Believe the Board Has Failed to Take Advantage of Growth Opportunities for the Company’s Technologies

Over the past ten years, BITS has developed and launched a number of new technological initiatives, including browsing technology for mobile devices (BOLT/ThunderHawk), variable data and Web-to-print multi-channel publishing products (PageFlex), and the MyFonts website as a universal source for fonts from a wide variety of international font vendors and designers.  However, in our opinion, none of these efforts have realized their full potential due to the Board’s and management’s poor execution of these initiatives.  PageFlex and MyFonts each appear to drive less than $10 million in annual revenues (the Company does not disclose specific segment results), even though both offerings have garnered critical acclaim, market leadership, and have been publicly marketed for most of the last decade.

The Company’s mobile browsing technology has also yet to achieve significant revenues, if any at all, almost seven years after its launch.  The Company announced its first BOLT licensing deals in the fourth quarter of 2009, or more than three years after the Company first went into trials with potential partners.  In comparison, Opera Software ASA (“Opera”), one of the Company’s mobile browser competitors, generated over $100 million in revenues in 2009, with the majority of such revenue attributable to its browser technology.  In the fourth quarter of 2009 alone, Opera’s browser was pre-installed on 83 new mobile phones.

Given this poor track record of developing and expanding the Company’s existing technologies, we do not believe the current Board is capable of taking BITS to the next level.

We Believe the Board Has Not Demonstrated the Ability to Create Stockholder Value in the Fast-Changing Technology Sector

BITS’ products compete in a number of fast moving technology sectors that require a quick-responding and tech savvy board to capitalize on potential market opportunities and create stockholder value.  Unfortunately, in our view, the Company and the Board have failed in this respect.  In late 2006, Xerox paid $54 million for XMPie, a competitor to BITS’ PageFlex.  In our opinion, the Board should have considered selling PageFlex and possibly the entire Company at this time, since the Company arguably had a superior product and the Xerox deal posed a significant risk to the competitive dynamics of the industry.  Instead, the Board did nothing and as a result, PageFlex now lacks market scale.  In our opinion, the Company should either use its balance sheet to bulk up PageFlex in order to gain scale advantages and bottom line benefits, or sell the business entirely.

Similarly, we believe the window of opportunity in mobile browsing technology could quickly close if the Company does not execute its initiatives aggressively.  With only a skeletal sales force focused on selling BOLT products, we are not confident that BITS can capitalize on existing market opportunities.

In contrast, our Nominees have demonstrated an ability to make early stage technology businesses, like BITS, successful and create stockholder value.

We Believe Fresh Perspectives Are Needed at the Board Level

With the exception of Jonathan Kagan, who was only recently appointed to the Board in late February 2010, the Company’s incumbent independent directors have almost 75 years of total board service at the Company and have overseen its strategic shortfalls.   That is equal to almost four years of Board experience per $1 million in annual revenues ─ an unacceptable rate of return in our opinion.

BITS’ Incumbent Independent Directors

Director’s Name	Age	Years on BITS Board
George Beitzel	81	21 years
Amos Kaminski	80	25 years
David Lubrano	79	23 years

We believe the Board needs renewed focus with fresh enthusiasm, expertise and perspectives that our highly qualified Nominees possess.  Additionally, we believe the extended tenures of the independent directors represent a potential material weakness in the Company’s corporate governance and oversight policies.

In contrast, our Nominees are adept to the fast-changing world of technology and prepared to breathe fresh perspectives into BITS.

We Believe the Company Needs to Streamline Its Operating Focus and Gain Scale

While the Company leverages a common technological capability across many of its product lines, it is our strong view that the Company is trying to do too much for its small size.  Each of the Company’s key initiatives, like Web-to-Print Publishing, Mobile Browsing, Font and Font Technology, and Font Marketing, compete against significantly larger and oftentimes more focused competitors.  In Web-to-Print, PageFlex is now trying to compete with bundled solutions from companies like Xerox ($8.6 billion market cap) and incumbent design competitors like Adobe ($18.4 billion market cap); in Wireless Browsing, BOLT faces Opera ($400 million market cap), Google ($180 billion market cap), and a slew of private and non-profit competitors; and in Font and Font Technology, and Font Marketing, the Company competes against Monotype Images ($390 million market cap) and other private competitors.

We believe the Company should have a focused business approach on products where it has the best and highest probability for success.  The Company should prudently but also aggressively invest its technology, sales, management, and balance sheet resources against the most fruitful opportunities that will create scale advantages and drive the best returns on capital.  The Company’s resources should not be spread so thin.  We believe the Company should sell unattractive products and businesses, and consider selling the entire business if a clear path to unlocking greater stockholder value is not determined.

Our Nominees have the expertise to make and effectively implement these types of strategic decisions.

We Believe the Company Needs to Enhance Its Sales and Marketing Capabilities

BITS disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 that it only has 22 employees devoted to sales and marketing.  That works out to an average of less than six sales associates for each of the Company’s four major product initiatives, although we believe the number of sales associates solely focused on mobile technology products is even lower.  In comparison, Opera, the Company’s primary mobile browser competitor, has over 100 employees devoted to sales and marketing.  Given that BITS’ management has emphasized that browsing is one of the Company’s best growth opportunities in a still largely untapped and fast-growing market, we are perplexed as to why the Company has an inadequate level of resources committed to this endeavor.

We believe the Company simply lacks the necessary focus to successfully commercialize and market its new technologies.  This is clearly evidenced by the fact that BITS’ mobile browsing product line has failed to generate significant revenue, if any at all, seven years after its launch and PageFlex is still a sub-scale business despite ten years of development.

If elected, our Nominees would work to identify and focus on the Company’s best growth opportunities and invest in sales and marketing resources necessary to make its most promising technologies successful in the marketplace.

We Wish to Provide the Stockholders With the Opportunity to Elect Directors Who Are Focused on Unlocking the Company’s True Potential in a Timely Fashion

If elected, our Nominees’ first priority would be to evaluate each of BITS’ businesses and begin to make prudent decisions about where the Company should allocate its resources moving forward.  Their goals would be to narrow the Company’s focus to its best growth opportunities, take the necessary steps to gain scale advantages and bottom line benefits in those areas, and invest more resources in sales and marketing, which we believe are necessary to accelerate growth.

Our Nominees, if elected, will at all times be focused on creating a clear and sensible path to maximizing growth, profits, and stockholder value.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of six directors whose terms expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our Nominees in opposition to three of the Company’s director nominees, [________], [________] and [________].  Your vote to elect our Nominees will have the legal effect of replacing three incumbent directors of the Company with our Nominees.

THE NOMINEES

We have nominated a slate of highly qualified nominees who we believe possess the expertise necessary to work with the other members of the Board to restore and enhance stockholder value.  The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees.  This information also includes for each of the Nominees the specific experience, qualifications, attributes and skills that led Raging Capital to conclude that the Nominees should serve as directors of the Company.  This information has been furnished to Raging Capital by the Nominees.  The Nominees are citizens of the United States of America.

Raul K. Martynek (Age 44) has served as a director of Broadview Networks Holdings, Inc. (“Broadview”), a network-based business communications provider, since August 2007.  He served as a Senior Advisor to Plainfield Asset Management, a hedge fund, where he advised on investment opportunities in the telecommunications sector and advised the boards of portfolio companies on strategic and tactical initiatives, from May 2008 to December 2009.  Mr. Martynek served as the Chief Restructuring Officer of Smart Telecom, a Dublin, Ireland-based fiber competitive local exchange carrier, or CLEC, from January 2009 to December 2009 and has served as a director since December 2009.  He was President and Chief Executive Officer and a director of InfoHighway Communications Inc. (“InfoHighway”), a CLEC, from November 2003 to July 2007.  InfoHighway was acquired by Broadview in May 2007.  From March 1998 to November 2003, Mr. Martynek was Chief Operating Officer of Eureka Networks (“Eureka”), a telecommunications company, which acquired InfoHighway in August 2005.  From December 1995 to March 1998, he served as an Executive Vice President of Gillette Global Network, a non-facilities based telecommunications carrier that merged with Eureka in 2000.  Mr. Martynek is a seasoned executive with extensive operating experience, industry knowledge and management capability in the telecommunications and technology arenas.  He has a track record of achieving company goals and executing on tactical and strategic initiatives.  Mr. Martynek received a B.A. in Political Science from SUNY-Binghamton and a Master in International Finance from Columbia University School of International and Public Affairs.  The principal business address of Mr. Martynek is P.O. Box 173, Gardiner, New York 12525.  As of the date hereof, Mr. Martynek owned 1,240 Shares.  For information regarding purchases and sales during the past two years by Mr. Martynek of securities of BITS, see Schedule I.

Kenneth H. Traub (Age 48) has served as President and Chief Executive Officer of Ethos Management, a private investment and consulting firm, since January 2009.  From April 1999 until February 2008, Mr. Traub served as President, Chief Executive Officer and a director of American Bank Note Holographics, Inc. (“ABNH”), a provider of product and document security.  In February 2008, ABNH was acquired by JDS Uniphase Corp. (“JDSU”), a provider of optical products and test and measurement solutions for the communications industry, and following the acquisition, Mr. Traub served as Vice President of JDSU through September 2008.  Previously, Mr. Traub founded and served as Executive Vice President and Chief Financial Officer of Voxware, Inc., a provider of voice processing software products, from 1994 to 1998.  He currently serves as a director of iPass, Inc., a provider of Internet software and services, and Phoenix Technologies Ltd., a developer of core systems software, security solutions and instant-on operating system environments.  He also currently serves as the Education Chairman of the New Jersey Chapter of Young Presidents Organization.  Mr. Traub brings significant operational and leadership experience from his roles as an executive of various technology companies, including ABNH where he managed an extensive turnaround and orchestrated its sale to JDSU.  He brings a wealth of board experience and corporate governance awareness from his current and past service as a director of various public and private companies.  Mr. Traub received an M.B.A. from Harvard Business School and a B.A. from Emory University.  The principal business address of Mr. Traub is c/o Ethos Management, One Penn Plaza, 5th Floor, 250 West 34th Street, New York, New York 10119.  As of the date hereof, Mr. Traub owned 6,000 Shares.  For information regarding purchases and sales during the past two years by Mr. Traub of securities of BITS, see Schedule I.

James A. Waskovich (Age 31) has served as the Managing Partner of Princeton Ventures Management LLC, a private equity firm that leads equity investments in growth companies, since July 2006.  In this capacity, he obtained extensive experience working with a variety of market-leading growth companies at various stages of development and developed a focus on the technology and technology-enabled services industries.  Mr. Waskovich was an Associate with ABS Capital Partners (“ABS”), a private equity firm, from April 2004 to June 2006.  While at ABS, he was an observer to the boards of Double-Take Software, Inc., a provider of disaster recovery and business continuity software solutions, and Rosetta Stone Inc., a provider of technology-based solutions for learning languages.  Mr. Waskovich was an Associate with Summit Partners (“Summit”), a private equity firm, from April 2002 to April 2004.  While at Summit, he was responsible for sourcing and executing investments in the technology, financial services and business services industries.  Mr. Waskovich has extensive knowledge of the capital markets as a result of his investment and private equity background.  His experience as an observer of the boards of various successful technology companies, broad network of contacts across the technology sector, and ongoing role as an active technology investor, will give him unique insight into BITS’ needs, challenges and strategic opportunities.  Mr. Waskovich received a B.A. in Politics and Economics from Washington and Lee University.  The principal business address of Mr. Waskovich is c/o Princeton Ventures Management LLC, 254 Witherspoon Street, Princeton, New Jersey 08542.  As of the date hereof, Mr. Waskovich owned 1,250 Shares.  For information regarding purchases and sales during the past two years by Mr. Waskovich of securities of BITS, see Schedule I.

Raging Management has signed compensation letter agreements pursuant to which it paid each of the Nominees $10,000 in cash upon Raging Capital’s submission to the Company of its notice of nomination of the Nominees on February 26, 2010.  Pursuant to the compensation letter agreements, each of Messrs. Martynek, Traub and Waskovich agreed to use such compensation to acquire securities of BITS (the “Nominee Shares”) at such time that he determined, but in any event no later than fourteen (14) days after receipt of such compensation.  If elected or appointed to serve as a director of the Board, each of Messrs. Martynek, Traub and Waskovich has agreed not to sell, transfer or otherwise dispose of any Nominee Shares within two (2) years of his election or appointment as a director; provided, however, in the event that BITS enters into a business combination with a third party, each of Messrs. Martynek, Traub and Waskovich may sell, transfer or exchange the Nominee Shares in accordance with the terms of such business combination.

On February 26, 2010, the Raging Parties and the Nominees (collectively, the “Group”) entered into a Joint Filing and Solicitation Agreement pursuant to which, among other things, (i) the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of BITS; (ii) the parties agreed to solicit proxies or written consents to elect the Nominees or any other person designated by Raging Capital as directors of BITS and to take all other action necessary or advisable to achieve the foregoing (the “Solicitation”); and (iii) Raging Management agreed to bear all expenses incurred in connection with the Group’s activities, including approved expenses incurred by any of the parties in connection with the Solicitation, subject to certain limitations (the “Joint Filing and Solicitation Agreement”).

Pursuant to letter agreements, Raging Management has agreed to indemnify each of the Nominees against any and all claims of any nature arising from the Solicitation and any related transactions.

Other than as stated herein, there are no arrangements or understandings between Raging Capital and any of the Nominees or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of BITS if elected as such at the Annual Meeting.  None of the Nominees is a party adverse to BITS or any of its subsidiaries or has a material interest adverse to BITS or any of its subsidiaries in any material pending legal proceedings.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Each Share is entitled to one vote.  Stockholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date.  Based on publicly available information, we believe that the only outstanding classes of securities of BITS entitled to vote at the Annual Meeting are the Shares.

Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, FOR the election of the candidates who have been nominated by the Company other than [          ], [          ] and [           ], and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

According to BITS’ proxy statement for the Annual Meeting, the Board intends to nominate six candidates for election as directors at the Annual Meeting.  This Proxy Statement is soliciting proxies to elect not only our Nominees, but also the candidates who have been nominated by the Company other than [          ], [          ] and [           ].  This gives stockholders who wish to vote for our Nominees and such other persons the ability to do so.  Under applicable proxy rules we are required either to solicit proxies only for our Nominees, which could result in limiting the ability of stockholders to fully exercise their voting rights with respect to BITS’ nominees, or to solicit for our Nominees and for fewer than all of the Company’s nominees, which enables a stockholder who desires to vote for our Nominees to also vote for those of the Company’s nominees for whom we are soliciting proxies.  The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.  There is no assurance that any of the Company’s nominees will serve as directors if our Nominees are elected.

QUORUM

The presence in person or by a properly executed proxy of the holders of a majority of the issued and outstanding Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.  Votes to “withhold authority” for any director nominee and abstentions on any other business which may properly be brought before the Annual Meeting will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

VOTES REQUIRED FOR APPROVAL

Directors will be elected by a plurality of the votes cast at the Annual Meeting.  A vote to “withhold authority” for any director nominee will have no impact on the election of directors.

The affirmative vote of a majority of the votes present in person or by proxy at the Annual Meeting is required for the approval of any other business which may properly be brought before the Annual Meeting or any adjournment thereof.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

REVOCATION OF PROXIES

Stockholders of BITS may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Raging Capital in care of Okapi Partners LLC at the address set forth on the back cover of this Proxy Statement or to BITS at 500 Nickerson Road, Marlborough, Massachusetts 01752-4695, or any other address provided by BITS.  Although a revocation is effective if delivered to BITS, Raging Capital requests that either the original or photostatic copies of all revocations be mailed to Raging Capital in care of Okapi Partners LLC at the address set forth on the back cover of this Proxy Statement so that Raging Capital will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.  Additionally, Okapi Partners LLC may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Raging Capital.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Raging Capital has entered into an agreement with Okapi Partners LLC for solicitation and advisory services in connection with this solicitation, for which Okapi Partners LLC will receive a fee not to exceed $[       ], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Okapi Partners LLC will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Raging Capital has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  Raging Capital will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Okapi Partners LLC will employ approximately [    ] persons to solicit BITS’ stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Raging Management pursuant to the terms of the Joint Filing and Solicitation Agreement (as defined above).  Costs of this solicitation of proxies are currently estimated to be approximately $[     ].  Raging Management estimates that through the date hereof, its expenses in connection with this solicitation are approximately $[        ].  Raging Management intends to seek reimbursement from BITS of all expenses it incurs in connection with the solicitation of proxies for the election of the Nominees to the Board at the Annual Meeting.  Raging Management does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

OTHER PARTICIPANT INFORMATION

Other than the Nominees, the participants in this solicitation are Raging Capital, Raging QP, Raging Management and William C. Martin.  The principal business of each of Raging Capital and Raging QP is investing in securities.  The principal business of Raging Management is serving as the general partner of each of Raging Capital and Raging QP.  The principal occupation of Mr. Martin is serving as the managing member of Raging Management.  The address of the principal office of each of the Raging Parties is 254 Witherspoon Street, Princeton, New Jersey 08542.

 As of the date hereof, Raging Capital directly owned 456,302 Shares, representing approximately 4.6% of the Company’s issued and outstanding Shares, and Raging QP directly owned 382,110 Shares, representing approximately 3.9% of the Company’s issued and outstanding Shares.  By virtue of their relationships with Raging Capital and Raging QP, Raging Management and Mr. Martin may be deemed to beneficially own the 456,302 Shares owned by Raging Capital and the 382,110 Shares owned by Raging QP, representing an aggregate of 838,412  Shares or approximately 8.5% of the issued and outstanding Shares.  Each of Raging Management and Mr. Martin shares the power to vote and dispose of the Shares directly owned, respectively, by Raging Capital and Raging QP.

As of the date hereof, Mr. Martynek directly owned 1,240 Shares, constituting less than one percent of the Shares outstanding, Mr. Traub directly owned 6,000 Shares, constituting less than one percent of the Shares outstanding, and Mr. Waskovich directly owned 1,250 Shares, constituting less than one percent of the Shares outstanding.  Each of Messrs. Martynek, Traub and Waskovich have the sole power to vote and dispose of the Shares they directly own.

Each participant in this solicitation, as a member of a “group” with the other participants, for purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may be deemed to beneficially own the Shares owned by the other participants.  Each participant in this solicitation specifically disclaims beneficial ownership of the Shares disclosed herein that he or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two years by the participants in this solicitation, see Schedule I.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, none of the Raging Parties or the Nominees have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) none of the Raging Parties or the Nominees directly or indirectly beneficially own any securities of BITS; (iii) none of the Raging Parties or the Nominees own any securities of BITS which are owned of record but not beneficially; (iv) none of the Raging Parties or the Nominees have purchased or sold any securities of BITS during the past two years; (v) no part of the purchase price or market value of the securities of BITS owned by the Raging Parties or the Nominees is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) none of the Raging Parties or the Nominees are, or within the past year were, parties to any contract, arrangements or understandings with any person with respect to any securities of BITS, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any of the Raging Parties or the Nominees owns beneficially, directly or indirectly, any securities of BITS; (viii) none of the Raging Parties or the Nominees own beneficially, directly or indirectly, any securities of any parent or subsidiary of BITS; (ix) none of the Raging Parties or the Nominees or any of their associates was a party to any transaction, or series of similar transactions, since the beginning of BITS’ last fiscal year, or are parties to any currently proposed transaction, or series of similar transactions, to which BITS or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) none of the Raging Parties or the Nominees or any of their associates have any arrangement or understanding with any person with respect to any future employment by BITS or its affiliates, or with respect to any future transactions to which BITS or any of its affiliates will or may be a party; and (xi) no person, including any of the Raging Parties or the Nominees, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any of the Raging Parties or the Nominees or any of their associates are a party adverse to BITS or any of its subsidiaries or have a material interest adverse to BITS or any of its subsidiaries.  With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Securities Exchange Act of 1934, as amended, occurred during the past five years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Other Matters

Other than those discussed above, Raging Capital is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Raging Capital is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

Stockholder Proposals

According to BITS’ public filings, proposals of stockholders intended to be presented at the Company’s 2011 Annual Meeting of Stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received by the Company at its principal executive office in Marlborough, Massachusetts before _____, 2010 for inclusion in its proxy and proxy statement relating to said meeting.  Any stockholder desiring to submit such a proposal should consult applicable regulations of the Securities and Exchange Commission.

For stockholder proposals, including nominations, that are not intended to be included in the Company’s proxy statement under Rule 14a-8 for the Company’s 2011 Annual Meeting of Stockholders, stockholders must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Company’s By-laws, to the Company’s Corporate Secretary at its principal executive office set forth above not earlier than the earlier of 45 days before the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders (if such proxy materials were mailed) and 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders, nor later than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The information set forth above regarding the procedures for submitting stockholder nominations and other business proposals for consideration at BITS’ 2011 Annual Meeting of Stockholders is based on information contained in the Company’s public filings.  The incorporation of this information in this Proxy Statement should not be construed as an admission by us that such procedures are legal, valid or binding.

Incorporation by Reference

Raging Capital has omitted from this Proxy Statement certain disclosure required by applicable law that is expected to be included in the Company’s proxy statement relating to the Annual Meeting.  This disclosure is expected to include, among other things, current biographical information on BITS’ current directors, information concerning executive compensation, and other important information.  Although Raging Capital does not have any knowledge indicating that any statement made by it herein is untrue, Raging Capital does not take any responsibility for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on its behalf, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information.  See Schedule II for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the directors and management of BITS.

The information concerning BITS contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Raging Capital Fund, LP

[ ], 2010

SCHEDULE I

TRANSACTIONS IN SECURITIES OF BITSTREAM INC.
DURING THE PAST TWO YEARS

Shares of Class A Common Stock Purchased / (Sold)	Price Per Share($)	Date of Purchase / Sale

RAGING CAPITAL FUND, LP

100	5.2425	02/26/2008
100	5.2425	02/26/2008
300	5.2525	02/27/2008
2,837	5.2525	02/27/2008
4,300	5.1380	02/29/2008
100	4.9825	03/07/2008
2,300	4.9100	03/11/2008
699	4.8600	03/13/2008
1,467	5.9625	05/15/2008
1,033	5.9625	05/15/2008
600	5.8725	05/15/2008
3,600	6.0318	05/15/2008
700	6.0318	05/15/2008
200	6.0119	05/15/2008
3,000	6.0119	05/15/2008
5,000	5.9825	05/15/2008
3,500	5.7679	05/23/2008
1,300	5.7931	05/27/2008
600	6.1425	06/03/2008
1,000	6.1425	06/03/2008
2,000	6.0925	06/03/2008
100	6.0225	06/03/2008
400	6.0325	06/03/2008
200	6.0325	06/03/2008
500	6.0325	06/03/2008
100	6.1825	06/05/2008
100	5.8725	07/23/2008
250	5.8725	07/23/2008
100	5.8725	07/23/2008
4,155	5.8725	07/23/2008
95	5.8724	07/23/2008
2,500	5.5925	07/24/2008
100	5.4025	07/29/2008

1,000	5.5200	07/30/2008
552	5.2800	07/31/2008
100	5.4200	07/31/2008
760	5.4068	07/31/2008
2,403	5.3125	08/01/2008
400	5.3200	08/01/2008
200	5.3200	08/04/2008
700	5.3270	08/05/2008
700	5.3270	08/05/2008
3,600	5.3270	08/05/2008
6,985	6.0100	08/26/2008
378	5.5200	09/10/2008
54	5.5200	09/10/2008
54	5.5600	09/10/2008
1,148	5.4103	09/11/2008
155	5.0600	10/03/2008
5,670	4.2529	10/06/2008
1,080	4.2800	10/08/2008
27	4.0200	10/09/2008
1,404	4.0169	10/10/2008
1,296	3.9400	10/10/2008
2,700	3.8200	10/10/2008
1,998	3.8281	10/10/2008
54	3.5600	10/14/2008
1,109	3.5185	10/16/2008
162	3.8500	10/30/2008
162	3.8500	10/30/2008
1,350	4.9556	01/27/2009
1,728	5.0075	01/28/2009
1,890	4.9489	01/28/2009
907	4.9581	01/28/2009
54	3.9800	03/02/2009
1,944	4.2831	03/03/2009
432	4.0400	03/18/2009
1,809	4.0327	03/20/2009
871	4.4953	04/01/2009
13,900	4.3625	04/08/2009
54	4.6778	04/13/2009
5,384	4.3553	04/17/2009
54	4.6278	04/22/2009
108	4.4489	04/24/2009
540	4.3878	04/27/2009
5,400	4.7828	06/25/2009
6,159	5.7324	08/04/2009

5,450	5.7100	08/05/2009
15,163	5.4162	08/06/2009
2,998	5.4320	08/11/2009
2,507	5.3817	08/13/2009
4,360	5.2523	08/17/2009
164	5.0800	08/26/2009
26,705	4.8500	09/01/2009
2,725	5.3000	10/05/2009
2,999	5.3647	10/07/2009
1,254	5.8500	10/13/2009
2,453	6.0333	10/13/2009
2,998	6.3482	11/02/2009
(1,547)	7.0000	11/13/2009
(1,581)	7.0300	11/25/2009
(288)	7.5300	12/22/2009
(100)	7.5799	12/23/2009
(855)	7.5200	12/28/2009
(361)	7.9702	01/08/2010
(1,212)	8.1107	01/12/2010
(330)	8.1540	01/19/2010
2,700	7.9300	01/27/2010
2,750	8.1300	01/28/2010
580	8.1491	01/29/2010
55	8.0700	02/03/2010
110	7.8500	02/11/2010

RAGING CAPITAL FUND (QP), LP

3,344	5.6176	08/15/2008
700	5.6700	08/15/2008
275	5.6600	08/15/2008
650	5.6669	08/15/2008
1,369	5.7176	08/15/2008
200	5.7700	08/15/2008
1,300	5.8031	08/18/2008
1,800	5.7503	08/18/2008
5,900	5.7503	08/18/2008
385	5.7000	08/20/2008
2,246	5.8187	08/20/2008
2,100	5.8600	08/20/2008
1,700	5.9347	08/20/2008
1,100	6.0100	08/20/2008
4,793	6.0300	08/20/2008

3,900	6.0095	08/20/2008
2,400	6.0100	08/21/2008
2,800	6.0093	08/21/2008
2,900	6.0600	08/21/2008
600	5.9667	08/21/2008
500	5.9200	08/21/2008
21,000	5.9071	08/22/2008
100	5.9069	08/22/2008
100	5.9069	08/22/2008
1,700	5.9069	08/22/2008
10,900	5.8957	08/25/2008
1,900	5.9021	08/25/2008
500	5.8460	08/25/2008
2,600	5.8785	08/25/2008
14,285	5.9796	08/25/2008
500	5.9796	08/25/2008
400	6.0052	08/26/2008
41,200	6.0052	08/26/2008
40,200	6.0099	08/26/2008
3,200	6.0100	08/26/2008
3,015	6.0100	08/26/2008
50,000	6.0450	08/26/2008
100	5.8600	08/27/2008
2,500	5.8600	08/27/2008
200	5.8600	08/27/2008
5,800	5.7498	08/28/2008
1,315	5.9100	08/28/2008
26	6.0300	08/29/2008
3,090	5.9600	08/29/2008
910	5.9600	08/29/2008
100	5.9300	08/29/2008
300	5.4500	09/05/2008
1,100	5.5018	09/05/2008
230	5.5300	09/05/2008
46	5.5200	09/10/2008
322	5.5200	09/10/2008
46	5.5600	09/10/2008
977	5.4103	09/11/2008
300	5.3500	09/15/2008
11,765	5.1243	09/16/2008
1,200	5.1200	09/16/2008
200	5.1200	09/16/2008
44	5.1200	09/16/2008
430	5.1200	09/16/2008

5,000	5.0300	09/17/2008
100	5.0000	09/17/2008
6,050	5.0703	09/18/2008
3,950	4.9235	09/18/2008
145	5.0600	10/03/2008
4,830	4.2529	10/06/2008
920	4.2800	10/08/2008
23	4.0200	10/09/2008
1,196	4.0169	10/10/2008
1,104	3.9400	10/10/2008
2,300	3.8200	10/10/2008
1,702	3.8281	10/10/2008
46	3.5600	10/14/2008
944	3.5185	10/16/2008
138	3.8500	10/30/2008
138	3.8500	10/30/2008
1,150	4.9556	01/27/2009
1,472	5.0075	01/28/2009
1,610	4.9489	01/28/2009
773	4.9581	01/28/2009
46	3.9800	03/02/2009
1,656	4.2831	03/03/2009
368	4.0400	03/18/2009
1,541	4.0327	03/20/2009
742	4.4983	04/01/2009
5,000	4.6551	04/02/2009
46	4.7261	04/13/2009
4,586	4.3553	04/17/2009
46	4.6761	04/22/2009
92	4.4730	04/24/2009
460	4.3926	04/27/2009
4,600	4.7833	06/25/2009
5,141	5.7324	08/04/2009
4,550	5.7100	08/05/2009
12,659	5.4162	08/06/2009
2,502	5.4320	08/11/2009
2,093	5.3817	08/13/2009
3,640	5.2523	08/17/2009
136	5.0800	08/26/2009
22,295	4.8500	09/01/2009
2,275	5.3000	10/05/2009
2,502	5.3647	10/07/2009
1,046	5.8500	10/13/2009
2,047	6.0333	10/13/2009

2,502	6.3482	11/02/2009
(1,290)	7.0000	11/13/2009
(1,319)	7.0300	11/25/2009
(239)	7.5300	12/22/2009
(11,176)	7.5184	12/29/2009
(1,078)	7.5865	12/30/2009
(805)	7.5800	12/31/2009
(9,559)	7.6664	01/04/2010
(12,257)	7.8249	01/05/2010
(5,135)	7.9686	01/07/2010
(294)	7.9702	01/08/2010
(990)	8.1107	01/12/2010
(3,719)	8.0998	01/13/2010
Short Sale (1,220)	8.1400	01/15/2010
(270)	8.1540	01/19/2010
Covered Short 600	8.0000	01/22/2010
2,250	8.1300	01/28/2010
Covered Short 620	8.1491	01/29/2010
45	8.0700	02/03/2010
90	7.8500	02/11/2010

RAGING CAPITAL MANAGEMENT, LLC

None

WILLIAM C. MARTIN

None

RAUL K. MARTYNEK

620	8.1900	03/16/2010
620	8.2000	03/18/2010

KENNETH H. TRAUB

2,000	5.4800	09/24/2009
1,800	7.9000	03/01/2010
2,200	7.9000	03/03/2010

JAMES A. WASKOVICH

1,100	8.1000	03/01/2010
150	8.2000	03/17/2010

SCHEDULE II

The following table is reprinted from BITS’ Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2009.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information as of April 6, 2009, with respect to the Class A Common Stock owned or deemed beneficially owned as determined under the rules of the Securities and Exchange Commission, directly or indirectly, by each stockholder known to the Company to own beneficially more than 5% of the Class A Common Stock, by each director, by the executive officers named in the Summary Compensation Table included elsewhere herein, and by all directors and executive officers of the Company and its subsidiaries as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Class A Common Stock if he or she has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership at any time within 60 days following April 6, 2009. As used herein “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

Name and Address(2)	Number (1)	Percent of Common Stock (1)
Principal Stockholders
Mr. Trent Stedman (Millennium Group LLC) (3) 799 Central Ave. Suite 350 Highland, IL 60035	1,346,562	13.65%
Raging Capital Management, LLC (4) 254 Witherspoon Street Princeton, New Jersey 08542	685,097	6.94%
Columbia Pacific Opportunity Fund, L.P. (5) 1910 Fairview Avenue East, Suite 500 Seattle, WA 98102	588,526	5.96%
Oppenheimer Funds, Inc. (6) Two World Financial Center 225 Liberty Street, 11th Floor New York, NY 10281-1008	525,735	5.33%

Directors and Executive Officers
Charles Ying (7)	599,891	6.06%
David G. Lubrano (8)	483,155	4.89%
George B. Beitzel (9)	475,032	4.79%
Amos Kaminski (10)	419,000	4.22%
Anna M. Chagnon (11)	381,649	3.75%
James P. Dore (12)	155,584	1.55%
Costas Kitsos (13)	123,950	1.24%
Sampo Kaasila (14)	100,250	1.01%
John S. Collins (15)	91,968	0.93%
All directors and executive officers as a group (9 persons) (7)(8)(9)(10)(11)(12)(13)(14)(15)	2,830,479	26.46%

(1)
Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The information presented with respect to the Principal Stockholders is based on reports of beneficial ownership on Forms 3 and 4, and Schedules 13D and 13G delivered to the Company pursuant to the Exchange Act and such other information as may have been provided to the Company by any such Principal Stockholder. In accordance with the rules of the Securities and Exchange Commission, Class A Common Stock subject to stock options or warrants which are currently exercisable or which become exercisable within 60 days after April 6, 2009, are deemed outstanding for computing the share ownership and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)	Unless otherwise indicated, the address of each director and officer listed is: c/o Bitstream Inc., 245 First Street, 17 th Floor, Cambridge, MA 02142.

(3)	Based upon the information provided pursuant to a joint statement on a Form 4 filed with the SEC on March 26, 2009 by Trent Stedman (Millennium Group LLC).

(4)	Based upon the information provided pursuant to a joint statement on a Schedule 13G filed with the SEC on February 9, 2009 by Raging Capital Management, LLC.

(5)	Based upon the information provided pursuant to a joint statement on a Schedule 13G filed with the SEC on February 17, 2009 by Columbia Pacific Opportunity Fund L.P.

(6)	Based upon the information provided pursuant to a joint statement on a Schedule 13G filed with the SEC on January 26, 2009 by Oppenheimer Funds Inc.

(7)	Includes 35,000 shares issuable to Mr. Ying upon the exercise of options and 9,000 shares which represent non-vested restricted stock awards.

(8)	Includes 15,000 shares issuable to Mr. Lubrano upon the exercise of options and 9,000 shares which represent non-vested restricted stock awards.

(9)	Includes 55,000 shares issuable to Mr. Beitzel upon the exercise of options and 9,000 shares which represent non-vested restricted stock awards.

(10)	Includes 55,000 shares issuable to Mr. Kaminski upon the exercise of options, and 9,000 shares which represent non-vested restricted stock awards.

(11)
Includes 259,499 shares issuable to Ms. Chagnon upon the exercise of options and 18,000 shares which represent non-vested restricted stock awards. Also includes 5,175 shares issuable upon the exercise of options held of record by Michael Chagnon, an employee of the Company and Ms. Chagnon’s spouse, and, therefore, Ms. Chagnon may be deemed a beneficial owner of such shares and 50,000 shares held by Ms. Chagnon and her husband as joint tenants.

(12)	Includes 145,584 shares issuable to Mr. Dore upon the exercise of options and 9,000 shares which represent non-vested restricted stock awards.

(13)	Includes 113,950 shares issuable to Mr. Kitsos upon the exercise of options and 9,000 shares which represent non-vested restricted stock awards.

(14)
Includes 71,250 shares issuable to Mr. Kaasila upon the exercise of options, 9,000 shares which represent non-vested restricted stock awards, and 19,000 shares held by Mr. Kaasila and his wife as joint tenants.

(15)
Includes 26,250 shares issuable to Mr. Collins upon the exercise of options, 9,000 shares which represent non-vested restricted stock awards, and 55,718 shares held by Mr. Collins and his wife as joint tenants.

We are not aware of any arrangements including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many Shares you own, please give Raging Capital your proxy FOR the election of Raging Capital’s Nominees by taking three steps:

•	SIGNING the enclosed GOLD proxy card,

•	DATING the enclosed GOLD proxy card, and

•	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Raging Capital’s proxy materials, please contact Okapi Partners LLC at the phone numbers or email listed below.
780 Third Avenue, 30th Floor
New York, N.Y. 10017
(212) 297-0720
Stockholders Call Toll-Free at: (877) 285-5990
Email: info@okapipartners.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 19, 2010

GOLD PROXY CARD

BITSTREAM INC.

2010 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF RAGING CAPITAL FUND, LP

THE BOARD OF DIRECTORS OF BITSTREAM INC.
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

_________________________

The undersigned appoints William C. Martin and [          ], and each of them, attorneys and agents with full power of substitution to vote all shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of Bitstream Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the 2010 Annual Meeting of Stockholders of the Company scheduled to be held at [                            ] on [                         ] at [  ]:[   ] [ ].m., local time, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Raging Capital Fund, LP (“Raging Capital”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO PROPOSAL NO. 1 ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSAL.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

Raging Capital’s Proxy Statement and this GOLD proxy card are available at www.[        ]

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GOLD PROXY CARD

RAGING CAPITAL RECOMMENDS A VOTE “FOR” EACH OF ITS NOMINEES LISTED BELOW IN PROPOSAL NO. 1.

[X] Please mark vote as in this example

1.	RAGING CAPITAL’S PROPOSAL TO ELECT DIRECTORS:

	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT

Nominees: Raul K. Martynek Kenneth H. Traub James A. Waskovich	[ ]	[ ]	[ ]

Raging Capital intends to use this proxy to vote (i) “FOR” Messrs. Martynek, Traub and Waskovich and (ii) “FOR” the candidates who have been nominated by the Company to serve as directors other than [             ], [           ] and [          ] for whom Raging Capital is NOT seeking authority to vote for and WILL NOT exercise any such authority.  The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement.

There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if Raging Capital’s nominees are elected.

NOTE: If you do not wish for your shares to be voted “FOR” a particular Raging Capital nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below.  Your shares will be voted for the remaining Raging Capital nominee(s).  You may also withhold authority to vote for one or more additional candidates who have been nominated by the Company by writing the name(s) of the nominee(s) below.

_______________________________________________________________

DATE:

(Signature)

(Signature, if held jointly)

(Title of Authority)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.